Item 77C

AMERICAN INDEPENDENCE FUNDS TRUST
Carret Core Plus Fund (formerly, the Boyd Watterson Core Plus Fund)
Hillcrest Small Cap Value Fund
JAForlines Global Tactical Allocation Fund (formerly, the JAForlines Risk-Managed Allocation Fund)
Kansas Tax-Exempt Bond Fund
Multi-Manager International Fund (formerly, the Navellier International Fund) Navellier Large Cap Growth Fund
Navellier Defensive Alpha Fund (formerly, the Rx Dynamic Stock Fund)
U.S. Inflation-Protected Fund (formerly, the U.S. Inflation-Indexed Fund)

During the past calendar year, two shareholder meetings were held:

(1) A Special Meeting was held on May 27, 2016 of shareholders of the Rx Dynamic Stock Fund (Stock Fund). At that meeting, two proposals were presented, and both were approved by shareholders. After these changes were approved, the Fund was renamed the American Independence
Navellier Defensive Alpha Fund. The results of the meeting are provided below.(2) A Special Meeting was held on August 26, 2016 of shareholders of the Boyd Watterson Core Plus Fund (Core Plus Fund), the Kansas
Tax-Exempt Bond Fund (Kansas Fund), and the Navellier International Fund (International Fund). At that meeting, four proposals were presented, and all were approved by shareholders. After these changes were approved, the Core Plus Fund was renamed the American Independence Carret Core Plus
Fund and the International Fund was renamed the American Independence Multi-Manager International Fund. The results of the meeting are provided below.


Special Meeting on May 27, 2016 for Shareholders of the Rx Dynamic Stock Fund

Record Date:	April 5, 2016
Meeting Date:	May 27, 2016

Approval of investment sub-advisory agreement. At the Special Meeting, shareholders of the Stock Fund approved a new investment sub-advisory agreement between RiskX Investments, LLC (RiskX Investments) and Navellier & Associates, Inc. (Navellier).

Approval to change diversification status. At the Special Meeting, shareholders of the Stock Fund approved changing the Funds diversification status from Diversified to Non-Diversified.

The results of the Special Meeting are provided below:

For Proposal 1 Approval of an Investment Sub-Advisory Agreement between RiskX Investments and Navellier on behalf of the Fund.

Fund
Shares Voted in Favor
Shares Voted Against
Shares Abstained
% in Favor

Rx Dynamic Stock Fund
 1,464,904
6,567 218,757
 86.67%


For Proposal 2 Approval to change the Funds diversification status from Diversified to Non-Diversified.


Fund
Shares Voted in Favor
Shares Voted Against
Shares Abstained
% in Favor

Rx Dynamic Stock Fund
 1,447,152
23,979
219,095
85.62%




Special Meeting held on August 26, 2016 for Shareholders of the Boyd Watterson Core Plus Fund, Kansas Tax-Exempt Bond Fund, and the
Navellier International Fund

Record Date:	August 2, 2016
Meeting Date:	August 26, 2016

Approval of a new investment sub-advisory agreement. At the Special Meeting, shareholders of the Kansas Fund approved a new investment sub-advisory agreement between RiskX Investments and Carret Asset Management, LLC on behalf of the Kansas Fund.

Approval of a new investment sub-advisory agreement. At the Special Meeting, shareholders of the Core Plus Fund approved a new investment sub-advisory agreement between RiskX Investments and Carret
Asset Management, LLC on behalf of the Core Plus Fund.

Approval of an amended investment sub-advisory agreement. At the Special Meeting, shareholders of the International Fund approved an amended investment sub-advisory agreement between RiskX Investments and Navellier & Associates, Inc. on behalf of the International Fund.

Approval of a new investment sub-advisory agreement. At the Special Meeting, shareholders of the International Fund approved a new investment sub-advisory agreement between RiskX Investments and Manifold Partners, LLC on behalf of the International Fund.

The results of the Special Meeting are provided below:

For Proposal 1 Approval of a new investment sub-advisory agreement between RiskX Investments and Carret Asset Management, LLC on behalf of the Kansas Fund.

Fund
Shares Voted in Favor
Shares Voted Against
Shares Abstained
% in Favor

Kansas Fund
14,071,192
 0
0
100%


For Proposal 2 Approval of a new investment sub-advisory agreement between RiskX Investments and Carret Asset Management, LLC on behalf of the Core Plus Fund.


Fund
Shares Voted in Favor
Shares Voted Against
Shares Abstained
% in Favor

Core Plus Fund 7,951,147
0
0
 100%

For Proposal 3a Approval of an amended investment sub-advisory agreement between RiskX Investments and Navellier & Associates, Inc. on behalf of the International Fund.

Fund
Shares Voted in Favor
Shares Voted Against
Shares Abstained
% in Favor

International Fund 4,481,233
 0
0
100%


For Proposal 3b Approval a new investment sub-advisory agreement between RiskX Investments and Manifold Partners, LLC on behalf of the International Fund.


Fund
Shares Voted in Favor
Shares Voted Against
Shares Abstained
% in Favor

International Fund
 4,481,233
0
0
100%